Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of:

•

our Report of Independent Registered Public Accounting Firm dated February 4, 2020, addressed to the shareholders and board of directors of Norbord Inc. (the “Company”), on the consolidated financial statements of the Company comprising the consolidated balance sheets as of December 31, 2019 and December 31, 2018, the related consolidated statements of (loss) earnings, comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes; and

•	our Report of Independent Registered Public Accounting Firm dated February 4, 2020 on the effectiveness of internal control over financial reporting as of December 31, 2019,

in this Registration Statement on Form S-8 of West Fraser Timber Co Ltd.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

February 1, 2021

Vaughan, Canada